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                                                                    Exhibit 10.2

                             CHART INDUSTRIES, INC.
                   AMENDED AND RESTATED 1997 STOCK BONUS PLAN

1.  NAME AND PURPOSE.

         1.1 The name of this plan is the Chart Industries, Inc. Amended and Restated 1997 Stock Bonus Plan ("Plan"). The Plan will be maintained by Chart Industries, Inc. (the "Company") to further the growth, success and interests of the Company and the stockholders of the Company by requiring certain management employees of the Company who receive a Qualifying Bonus (as defined in Section
3.3 below) to receive a portion of such Qualifying Bonus in Common Stock, par value $.01 per share, of the Company ("Shares") under the terms and conditions of and in accordance with this Plan, thereby increasing their direct involvement in the future success of the Company.

2.  ADMINISTRATION OF THE PLAN.

         2.1 This Plan shall be administered by the Compensation Committee (or any subcommittee thereof) (the "Committee") of the Board of Directors of the Company, which shall consist of at least two (2) directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and any successor to such rule ("Rule 16b-3"). The Committee may, from time to time, designate one or more persons or agents to carry out any or all of its administrative duties hereunder; provided that none of the duties required to be performed by the Committee under Rule 16b-3 or Section 2.3 of the Plan may be delegated to any other person.

         2.2 The Plan shall be administered and operated on the same annual accounting period as the Company (herein referred to as the "Plan Year"), which presently is the calendar year. The first Plan Year will be deemed to have commenced on January 1, 1997 and to have ended on December 31, 1997. In the event that the Company changes its annual accounting period, the Plan Year shall automatically change and the Committee may make such adjustments to the operation of the Plan as appropriate to reflect any short Plan Years, adjustments to the dates that Shares are awarded or any other adjustments that may be appropriate to reflect the change in the Plan Year.

         2.3 The Committee shall interpret the Plan, and to the extent and in the manner contemplated herein, it shall exercise the discretion granted to it. The Committee shall issue from time to time such rules and interpretations as in its judgment are necessary in order to administer the Plan effectively. The Committee shall have the exclusive right in its sole discretion to determine the number of Shares awarded to each participant, to determine the price or prices at which Shares shall be awarded to each participant, to determine the time or times when Shares may be awarded and to prescribe the form, which shall be consistent with this Plan, of the instruments evidencing any award and issuance under this Plan and the legend, if any, to be affixed to the certificates representing Shares issued under this Plan.

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3.  ELIGIBLE EMPLOYEES AND PARTICIPATION.

         3.1 Any employee of the Company or its subsidiaries shall be eligible to participate in the Plan if he has been awarded a Qualifying Bonus as defined in Section 3.3 below for the Plan Year or any portion of the Plan Year.

         3.2 No member of the Board of Directors of the Company, unless he is also an employee of the Company or its subsidiaries, and no member of the Committee, shall be eligible to participate in the Plan.

         3.3 The words "Qualifying Bonus" shall mean a bonus paid to an employee under one of the Company's Management Incentive Compensation Programs, as such programs may be amended from time to time.

         3.4 Subject to approval by the Board of Directors of the Company, the Committee shall have the specific right to amend the Plan to exclude or include any employee under the Plan upon such terms and conditions as deemed appropriate by the Committee.

4.  STOCK PORTION OF QUALIFYING BONUS.

         4.1 The number of Shares that shall be awarded to a participant who is entitled to receive a Qualifying Bonus shall be determined by dividing the Stock Portion of a participant's Qualifying Bonus by the Adjusted Purchase Price of one Share. The Stock Portion of a participant's Qualifying Bonus shall be determined under a formula according to the participant's Qualifying Bonus amount. Such formula shall be the formula reflected in the chart set forth in Schedule A to the Plan, unless the Committee adopts a different formula or chart for any employee, class of employees or Plan Year. The Committee may adopt as many different formulas and charts as it deems necessary for each class of employees who receive a Qualifying Bonus in any Plan Year.

         4.2 The Stock Portion of a participant's Qualifying Bonus shall be determined for each Qualifying Bonus paid with respect to a Plan Year by aggregating the amount of the current Qualifying Bonus together with all the Qualifying Bonuses previously paid with respect to such Plan Year to determine the Stock Portion for the current Qualifying Bonus.

         4.3 The Adjusted Purchase Price for one Share shall be determined by calculating the average closing price of one Share for the five (5) trading day period ending on the last day of the month immediately preceding the month that includes the date in which payment of the Qualifying Bonus is actually made to the participant, and multiplying such average price by ninety-five percent (95%).

5.  SHARES SUBJECT TO THE PLAN.

         5.1 The Shares which may be awarded and issued to employees under this Plan shall be made available, at the discretion of the Board of Directors, either from authorized and unissued Shares of the Company or from Shares reacquired by the Company, including Shares purchased in the open market.

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         5.2 Shares issued to employees under this Plan shall be subject to such terms and conditions as the Committee in its discretion may provide.

         5.3 Subject to the provisions of the succeeding paragraphs of this
Section 5, the aggregate number of Shares which may be issued under this Plan shall not exceed seven hundred twenty-five thousand (725,000) Shares. In the event that this limitation applies in a Plan Year, the number of Shares that shall be awarded to an employee shall be that number of Shares equal to the aggregate number of Shares as limited by this Section 5.3 multiplied by a fraction where the numerator is equal to the number of Shares that would have been awarded to such employee without taking into account the limitations in this Section 5.3 and the denominator is equal to the total number of Shares that would have been awarded to all employees without taking into account the limitations in this Section 5.3.

         5.4 In the event that the outstanding Shares shall be changed by reason of shares splits or combinations, recapitalization or reorganizations, or share dividends, the number of Shares and the class or classes of securities which may thereafter be issued under this Plan may be appropriately adjusted as determined by the Committee so as to reflect such change.

         5.5 No fractional Shares shall be awarded under the Plan. In the event that the determination of the number of Shares that a participant is entitled to under the Plan results in a fractional Share, such participant shall be entitled to the number of whole Shares that results from rounding up such determination to the next larger whole Share.

6.  AMENDMENTS.

         6.1 This Plan may be amended at any time by the Board of Directors of the Company; provided, that if this Plan shall have been approved by the stockholders of the Company, no such amendment shall increase the maximum number of Shares that may be issued pursuant to this Plan, except pursuant to Section 5 hereof, without the further approval of such stockholders; and provided further, that no amendment to this Plan shall modify or impair the rights of participants who have been awarded Shares, or who have been granted the right to an award of Shares hereunder prior to any such amendment.

7.  DURATION.

         7.1 This Plan, as amended and restated, was approved by the Board of Directors of the Company on February 7, 2002 and becomes effective upon adoption by the affirmative vote of the holders of a majority of the voting power of the Company represented by the Shares present and eligible to vote, in person or by proxy, at any annual or special meeting of stockholders at which a quorum is present. This Plan shall terminate on December 31, 2006 or such earlier date as may be determined by the Board of Directors; provided, however, that such termination shall not impair the rights of participants to any award hereunder with respect to the Plan Year ending December 31, 2006 or any earlier Plan Year.

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                                   SCHEDULE A

                Effective for Bonuses Payable for any Fiscal Year

--------------------------------------------------------------------------------------------
           Qualifying Bonus Amount                         Stock Portion of Bonus
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       Over                But not Over
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
     $     0                 $ 25,000                                $0
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     $25,000                 $ 50,000                   10% of total amount of bonus
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     $50,000                 $100,000              $5,000 plus 15% of amount over $50,000
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     $100,000                                     $12,500 plus 20% of amount over $100,000
--------------------------------------------------------------------------------------------

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